United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2019

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, Priority Technology Holdings, Inc. (the “Company”) and Bruce E. Mattox, the Company’s Chief Accounting Officer, mutually agreed to terminate Mr. Mattox’s employment with the Company effective as of February 28, 2019. Following Mr. Mattox’s departure, the Company’s Chief Financial Officer, Michael Vollkommer, will serve as the Company’s principal financial and accounting officer.

The Company and Mr. Mattox also entered into a consulting agreement, pursuant to which Mr. Mattox will continue to serve as a consultant to the Company through February 29, 2020. Mr. Mattox will receive a cash monthly fee equal to $24,166.67 for his service as a consultant. The consulting agreement also provides Mr. Mattox with certain rights to indemnification and expense reimbursement.

The foregoing summary of the consulting agreement is qualified in its entirety by reference to the consulting agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2019

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer